PROLONG INTERNATIONAL CORPORATION AND SUBSIDIARIES

Exhibit 99.2

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

I, Nicholas M. Rosier, Chief Financial Officer of Prolong International Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2003
/s/ NICHOLAS M. ROSIER

Nicholas M. Rosier, Chief Financial Officer (Principal Financial Officer)